Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2
Supplemental Indenture No. 2 (this "Supplemental Indenture"), dated as of June 18, 2012, among Realogy Corporation, a Delaware corporation (the "Issuer"), Domus Holdings Corp., a Delaware Corporation (“Holdings”), the guarantors listed on the signature pages hereto (each, a "Note Guarantor" and together, the "Note Guarantor"), each a subsidiary of the Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee").
W I T N E S S E T H
WHEREAS, each of the Issuer, Holdings and the Note Guarantors has heretofore executed and delivered to the Trustee an indenture (as supplemented, the "Indenture"), dated as of January 5, 2011, pursuant to which the Issuer has issued its 11.00% Series A Convertible Senior Subordinated Notes due 2018, 11.00% Series B Convertible Senior Subordinated Notes due 2018 and 11.00% Series C Convertible Senior Subordinated Notes due 2018 (collectively, the "Notes") and the Note Guarantors have provided guarantees (the "Guarantees" and, together with the Notes, the "Securities");
WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Issuer and the Trustee may amend or supplement the Indenture and the Securities with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding voting as a single class ("Requisite Consent");
WHEREAS, the Requisite Consent to the amendment to the Indenture set forth in Section 1.1 has been received by the Issuer and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and
WHEREAS, the Board of Directors of the Issuer and the Boards of Directors or Boards of Managers of the Note Guarantors, as applicable, have authorized and approved the execution and delivery of this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
AMENDMENTS AND WAIVERS
Section 1.1    Amendment to Indenture. The Indenture is hereby amended to replace the definition of "Qualified Public Offering Effective Date" with the following:
"Qualified Public Offering Effective Date" means the Business Day immediately following the closing date of the relevant Qualified Public Offering."
ARTICLE II
MISCELLANEOUS
Section 1.2    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.
Section 1.3    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 1.4    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Section 1.5    Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 1.6    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 1.7    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, Holdings and the Note Guarantors. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.
Section 1.8    Successors. All agreements of the Issuer, Holdings and the Note Guarantors in this Supplemental Indenture shall bind their Successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
Section 1.9    Validity; Enforceability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature page follows]

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
REALOGY CORPORATION
By:     /s/ Anthony E. Hull
Name:    Anthony E. Hull
Title:    Executive Vice President, Chief
Financial Officer and Treasurer
By:     /s/ Anthony E. Hull
Name:    Anthony E. Hull
Title:    Executive Vice President, Chief
Financial Officer and Treasurer

Exhibit 4.1

NRT INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC
By:    /s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Chief Financial Officer

CARTUS CORPORATION
CDRE TM LLC
LAKECREST TITLE, LLC
NRT PHILADELPHIA LLC
REFERRAL NETWORK LLC
SOTHEBY'S INTERNATIONAL REALTY LICENSEE LLC
WREM, INC.
By:    /s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President &         Treasurer

Exhibit 4.1

AMERICAN TITLE COMPANY OF HOUSTON
ATCOH HOLDING COMPANY
BURNET TITLE LLC
BURNET TITLE HOLDING LLC
BURROW ESCROW SERVICES, INC.
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
FIRST CALIFORNIA ESCROW CORPORATION
FRANCHISE SETTLEMENT SERVICES LLC
GUARDIAN HOLDING COMPANY
GUARDIAN TITLE AGENCY, LLC
CASE TITLE COMPANY
GULF SOUTH SETTLEMENT SERVICES, LLC
KEYSTONE CLOSING SERVICES LLC
MARKET STREET SETTLEMENT GROUP LLC

MID-ATLANTIC SETTLEMENT SERVICES	LLC
NATIONAL COORDINATION ALLIANCE LLC
NRT SETTLEMENT SERVICES OF MISSOURI LLC
NRT SETTLEMENT SERVICES OF TEXAS LLC
PROCESSING SOLUTIONS LLC
SECURED LAND TRANSFERS LLC
ST. JOE TITLE SERVICES LLC
TAW HOLDING INC.
TEXAS AMERICAN TITLE COMPANY

TITLE RESOURCE GROUP AFFILIATES	HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP LLC
TITLE RESOURCE GROUP SERVICES LLC
TITLE RESOURCES INCORPORATED
TRG SERVICES, ESCROW, INC.
TRG SETTLEMENT SERVICES, LLP
WAYDAN TITLE, INC.
WEST COAST ESCROW COMPANY
By:    /s/ Thomas N. Rispoli
Name: Thomas N. Rispoli
Title: Chief Financial Officer

Exhibit 4.1

BETTER HOMES AND GARDENS REAL ESTATE LLC
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
ERA FRANCHISE SYSTEMS LLC
GLOBAL CLIENT SOLUTIONS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LICENSING LLC
SOTHEBY'S INTERNATIONAL REALTY AFFILIATES LLC
WORLD REAL ESTATE MARKETING LLC
By:    /s/ Andrew G. Napurano
Name: Andrew G. Napurano
Title: Chief Financial Officer

Exhibit 4.1

CARTUS ASSET RECOVERY CORPORATION
By:    /s/ Eric Barnes
Name: Eric Barnes
Title: Chief Financial Officer

Exhibit 4.1

ALPHA REFERRAL NETWORK LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL NRT PENNSYLVANIA LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
By:    /s/ Kevin R. Greene
Name: Kevin R. Greene
Title: Chief Financial Officer

Exhibit 4.1

NRT ARIZONA LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA REFERRAL LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT COMMERCIAL UTAH LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT HAWAII REFERRAL, LLC
NRT LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PITTSBURGH LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
NRT WEST, INC.
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY'S INTERNATIONAL REALTY, INC.
SOTHEBY'S INTERNATIONAL REALTY
REFERRAL COMPANY, LLC
THE SUNSHINE GROUP (FLORIDA) LTD. CORP.
THE SUNSHINE GROUP, LTD.
VALLEY OF CALIFORNIA, INC.
By:    /s/ Kevin R. Greene
Name: Kevin R. Greene
Title: Chief Financial Officer

Exhibit 4.1

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:     /s/ R. Tarnas
Name:    R. Tarnas
Title:    Vice President